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                                                                      EXHIBIT 23



                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-52666) pertaining to the 1992 Stock Incentive Plan and Retirement Plan of Anchor BanCorp Wisconsin Inc. of our report dated April 30, 1999, with respect to the consolidated financial statements of Anchor BanCorp Wisconsin Inc. included in the Annual Report (Form 10-K) for the year ended March 31, 1999.



                                                       /s/ Ernst & Young LLP



Milwaukee, Wisconsin
June 21, 1999